Exhibit 99.1

GlobalSCAPE, Inc. Announces Quarterly Cash Dividend of $0.015 Per Share of Common Stock
 Dividend payable in December

SAN ANTONIO — November 10, 2015 — GlobalSCAPE, Inc. (NYSE MKT: GSB), the secure information exchange company, today announced that its Board of Directors has declared a quarterly cash dividend of $0.015 per share of common stock.

The dividend is payable on December 8, 2015, to shareholders of record at the close of business at 5:00 pm Eastern Time on November 24, 2015.

Supporting Quote:
James L. Bindseil, President and Chief Executive Officer at Globalscape
“This quarterly cash dividend declared by the Board shows their continued confidence in Globalscape’s direction and belief in the plans that we have in place that support our long-term operational and financial goals.”

About Globalscape
San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features the EFT platform, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best-in-class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments, and small businesses. For more information, visit http://www.globalscape.com/or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2014 calendar year, filed with the Securities and Exchange Commission on March 30, 2015.

INVESTOR RELATIONS CONTACT
Contact: Casey Stegman
Phone Number: (214) 987-4121
Email: ir@globalscape.com

PRESS CONTACT
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email:PR@globalscape.com

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